                                                                   EXHIBIT 10.64

                                   ----------

                               CORIXA CORPORATION

                                       AND

                             ZENYAKU KOGYO CO., LTD.

                                   ----------

                                   DEVELOPMENT

                                       AND

                                LICENSE AGREEMENT

                                   ----------

*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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                                    EXHIBITS

       Exhibit A           Corixa Patents

       Exhibit B           PVAC Specifications

       Exhibit C           Development and Commercialization Program

       Exhibit D           Other   [*]   Indications

       Exhibit E           Form of Supply Agreement

       Exhibit F           Corixa Third Party Agreements



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                        DEVELOPMENT AND LICENSE AGREEMENT

     This DEVELOPMENT AND LICENSE AGREEMENT (together with the attachments and exhibits hereto, the "Agreement") is entered into as of August 16, 1999 (the "Effective Date") by and between Corixa Corporation, a corporation organized and existing under the laws of the State of Delaware and having its principal office at 1124 Columbia Street, Suite 200, Seattle, Washington 98104-2040, and Zenyaku Kogyo Co., Ltd., a corporation organized and existing under the laws of Japan and having its principal office at 6-15 Otsuka, 5-Chome, Bunkyo-Ku, Tokyo 112-8650, Japan.

                                    RECITALS

     WHEREAS, Corixa has scientific expertise, proprietary information and biological materials related to the development of immune system modulating, or immunomodulatory, materials;

     WHEREAS, ZKC has expertise in developing and commercializing therapeutic products;

     WHEREAS, Corixa and ZKC desire to collaborate in the development of immuno-modulatory products for the therapy of human psoriasis; and

     WHEREAS, in connection with the collaboration, Corixa has agreed to license to ZKC in Japan certain intellectual property rights related to the Licensed Product, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual observance of the covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS.

     All references to particular Exhibits, Articles and Sections shall mean the Exhibits to, and Articles and Sections of, this Agreement, unless otherwise specified. References to this "Agreement" include the Exhibits. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "Additional Technology" shall have the meaning set forth in Section 4.1(c).

     1.2 "Affiliate" of an entity means, for so long as one of the following relationships is maintained, any corporation or other business entity owned by, owning, or under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation, or other entity actually controlled by, controlling or under common control with a party to this Agreement.

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     1.3 "Commercial Launch" shall mean the [*] sale of the Licensed Product in the Territory by ZKC or an Affiliate of ZKC.

     1.4 "Development and Commercialization Program" shall have the meaning set forth in Section 2.1.

     1.5 "Collaboration" shall mean the joint collaboration of Corixa and ZKC pursuant to the terms of this Agreement and the Development and Commercialization Program.

     1.6 "Corixa" shall mean Corixa Corporation and each of its Affiliates.

     1.7 "Corixa Know-How" shall mean all technical information, materials and know-how [*] relates to the Licensed Product and which Corixa has [*].

     1.8 "Corixa Patents" shall mean (a) all patents and patent applications that are identified on Exhibit A attached hereto and (b) all patents and patent applications that cover inventions or discoveries that are made by Corixa [*]), provided that any such [*] inventions or discoveries shall only be included in Corixa Patents to the extent that Corixa has the right to grant licenses thereunder on the terms and conditions of this Agreement, now or in the future in connection with and as a result of [*] and that [*]. Included within the definition of Corixa Patents are any [*]. Also included within the definition of Corixa Patents are all patents and patent applications which [*] which are developed by Corixa [*]), provided that any such [*] inventions or discoveries shall only be included in Corixa Patents to the extent that Corixa has [*], in connection with and as a result of the [*]. Corixa Patents shall specifically not include either ZKC Patents or Joint Patents.

     1.9 "Development Steering Committee" shall have the meaning set forth in
Section 3.1(a).

     1.10 "IND" shall mean an Investigational New Drug application with an appropriate regulatory authority.

     1.11 "Joint Patents" shall mean all patents and patent applications that cover Joint Inventions and that [*]. Included within the definition of Joint Patents are any [*]. Also included within the definition of Joint Patents are all patent and patent applications which cover Joint Inventions and which [*]. In no event shall Joint Patents be deemed to include Corixa Patents or ZKC Patents.

     1.12 "Joint Inventions" shall have the meaning set forth in Section 10.

     1.13 "Licensed Field" shall mean therapy of psoriasis in humans.

     1.14 "Licensed Product" shall mean Corixa's proprietary formulation of [*], known as PVAC, as further specified in Exhibit B, and [*].

     1.15 "Net Sales" shall mean the amount [*] by ZKC, or its Third Party sublicensee(s), as applicable, for the sale or other disposition to a Third Party of the Licensed Product, less the following deductions for amounts actually incurred related to such sale or other disposition: (a)


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[*]; and (b) [*]. Additionally, "Net Sales" shall not include sales of Licensed
Product between either [*] or between [*], unless such [*], as the case may be, are [*], nor shall "Net Sales" include the [*], provided that ZKC does not [*].

     1.16 "Other [*] Indications" shall have the meaning set forth in Section
4.2.

     1.17 "Territory" shall mean Japan.

     1.18 "Third Party(ies)" shall mean any party other than a party to this Agreement or an Affiliate.

     1.19 "Valid Claim" shall mean a claim of an [*] or a claim of a [*], in either case included in the Corixa Patents or the Joint Patents, that has not been (a) [*], which [*] or was not [*] or (b) [*].

     1.20 "ZKC" shall mean Zenyaku Kogyo Co., Ltd. and each of its Affiliates.

     1.21 "ZKC Know-How" shall mean all technical information, materials and know-how [*] relates to the Licensed Product and which [*].

     1.22 "ZKC Patents" shall mean all patents and patent applications that (a) cover patentable inventions or discoveries that are [*] by ZKC in connection with and as a result of [*] and that [*] and (b) are now or become [*] and under which ZKC has, now or in the future, the right to grant licenses in connection with the use of the Licensed Products in the Licensed Field. Included with the definition of ZKC Patents are any [*]. Also included within the definition of ZKC Patents are all patents and patent applications which [*]. In no event shall ZKC Patents be deemed to include either Corixa Patents or Joint Patents.

     1.23 "Interpretive Rules" For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:
(a) defined terms include the plural as well as the singular (and vice versa) and the use of any gender shall be deemed to include the other gender; (b) references to "Articles," "Sections" and other subdivisions and to "Schedules" and "Exhibits" without reference to a document, are to designated Articles, Sections and other subdivisions of, and to Schedules and Exhibits to, this Agreement; (c) unless otherwise set forth herein, the use of the term "including" means

"including but not limited to"; and (d) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision.

2.   DEVELOPMENT AND COMMERCIALIZATION PROGRAM.

     2.1 Commencing on the Effective Date, the parties shall collaborate in the development and commercialization of the Licensed Product in the Licensed Field. The program of activities to be conducted by each of Corixa and ZKC during the term of the Agreement is set forth on Exhibit C (the "Development and Commercialization Program"), which shall be amended on an annual basis by mutual agreement of the parties, effective upon each anniversary


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of the Effective Date. The Development and Commercialization Program shall include a development plan setting forth the activities currently contemplated by the parties to be performed in developing the Licensed Product, as well as a description of each party's responsibilities in connection with the development and commercialization of the Licensed Product. Anything herein to the contrary notwithstanding, the timelines included in the development plan are [*] for the development of Licensed Product and may be modified from time to time by the Development Steering Committee. The parties agree that the end goal of the Development and Commercialization Program shall be the expeditious clinical development and regulatory approval of the Licensed Product as necessary for the import, manufacture, marketing and/or sale thereof in the Territory in the Licensed Field. No material deviation in the subject matter and scope of such Development and Commercialization Program shall be made without the mutual written agreement of both parties.

     2.2 On the Effective Date, ZKC agrees to diligently undertake, [*] as determined by the Development Steering Committee or Commercialization Steering Committee, as applicable. ZKC shall have the right, subject to the terms and conditions of this Agreement, including, without limitation, Section 3 hereof, to [*].

     2.3 The parties acknowledge and agree that nothing in this Agreement shall restrict in any manner [*], provided, however, Corixa shall not during the term of this Agreement [*]. Notwithstanding the foregoing, Corixa shall provide ZKC access to [*], and shall also use good faith efforts to cause any [*].

     2.4 The parties acknowledge and agree that nothing in this Agreement shall restrict in any manner [*], provided, however, ZKC shall not during the term of this Agreement [*]. Notwithstanding the foregoing, ZKC shall provide Corixa access to [*], and shall also use good faith efforts to cause any [*].

3.   STEERING COMMITTEES.

     3.1 (a) A Development Steering Committee (the "Development Steering Committee") shall be established within thirty (30) days after the Effective Date. During the period beginning on the Effective Date and ending on the earlier of (i) the date on which all regulatory approvals have been obtained and
(ii) a date mutually agreed by the parties (the "Development Period"), the Development Steering Committee shall consist of five (5) members, three (3) individuals appointed by Corixa and two (2) individuals appointed by ZKC, and shall be chaired by an individual from Corixa. During the Development Period, the Development Steering Committee shall be responsible for, among other things, regular coordination in the Territory of the [*] and [*] the [*]. In addition, Corixa shall use good faith efforts to establish [*].

     (b) Following the Development Period and until the expiration or earlier termination of this Agreement, a Commercialization Steering Committee (the "Commercialization Steering Committee") shall be established. The Commercialization Committee shall consist of five (5) members, three (3) individuals appointed by ZKC and two (2) individuals appointed by Corixa,


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and shall be chaired by an individual from ZKC. The Commercialization Steering
Committee shall be responsible for, among other things, [*] and such other [*].

     3.2 To facilitate coordination during the Development Period, the parties shall share all reports and data generated under the Development and Commercialization Program with each other on a prompt and regular basis at meetings of the Development Steering Committee, which shall be every six (6) months during meetings to be held alternatively in Seattle, Washington and Tokyo, Japan, or at such other location as may be determined by the Development Steering Committee. ZKC shall provide Corixa with written reports in a format agreed by Corixa and ZKC on the progress in the Territory of the Development and Commercialization Program, including [*]. All such reports and data shall be in sufficient detail to enable Corixa to determine ZKC's compliance with its diligence obligations under Section 8.1, and all such reports, data and information shall be subject to the confidentiality provisions of Section 12 of this Agreement. In addition, Corixa shall provide ZKC written reports during the course of the Development and Commercialization Program in a format to be agreed by Corixa and ZKC which shall contain [*], and which shall be subject to the confidentiality provisions of Section 12 of this Agreement. The Development Steering Committee shall review the Development and Commercialization Program annually, implement any mutually agreeable modifications and make recommendations related to possible Development and Commercialization Program extensions and/or expansions to the respective senior management teams of each party. All actions by the Development Steering Committee shall require the approval by [*], provided, however, that approval of any and all actions shall require participation of [*].

     3.3 Commencing at the end of the Development Period, the Commercialization Steering Committee shall meet at least once every twelve (12) months at a mutually agreed location to review and discuss the commercialization progress and plans with respect to the Licensed Product in the Territory. In conjunction with the foregoing meetings, ZKC shall provide Corixa with annual written summary reports on the progress of commercialization, including [*]. All such information shall be subject to the confidentiality provisions of Section 12 of this Agreement. All actions by the Commercialization Steering Committee shall require the approval by [*], provided, however, that approval of any and all actions shall require participation of [*].


4.   LICENSE GRANTS; RIGHTS OF FIRST NEGOTIATION

     4.1 License.

          (a) Subject to the terms and conditions of this Agreement, including, without limitation, Section 5 hereof, Corixa hereby grants to ZKC an exclusive license, [*] with regard to the Licensed Product and to [*] the Licensed Product solely in the Licensed Field in the Territory. Corixa acknowledges that ZKC may, in its sole discretion, [*] in the Territory and Corixa agrees that, if requested by ZKC, it shall cooperate with ZKC to [*]

          (b) Subject to the terms and conditions of this Agreement, ZKC hereby grants to Corixa during the term of this Agreement a non-exclusive, [*] license (except within the


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Territory), [*] to practice under the [*], to the extent that ZKC has the right to grant licenses thereunder on the terms and conditions of this Agreement.

          (c) If during the period commencing on the Effective Date and ending on the [*] of the Effective Date Corixa or ZKC believes that technology related to the subject matter hereof is controlled by a Third Party ("Additional Technology"), which technology may be valuable or necessary to the commercialization of the Licensed Product hereunder, Corixa or ZKC as appropriate shall present such Additional Technology, along with a written report with respect thereto, to the Development Steering Committee. The Development Steering Committee shall then determine whether licenses to, and/or acquisitions of, such Additional Technology should be made, [*]. All [*] shall be subject to approval of the Development Steering Committee, irrespective of which party is [*]. [*]. Nothing set forth in this Section 4.1(c) shall limit the ability of either party to procure technology for their own account or for license to other parties, provided, however, that in the case of Additional Technology [*].

          (d) To the extent that ZKC does not [*], ZKC shall use good faith efforts to [*].

          (e) To the extent that Corixa does not [*], Corixa shall use good faith efforts to [*].

     4.2 Right of First Negotiation to Other [*] Indications. In the event that Corixa from time to time during the period beginning on the Effective Date and ending on [*], elects to undertake and completes, [*] (in each case as defined in Exhibit D, the "Other [*] Indication(s)"), subject in the case of [*] to Corixa having [*] in such Other [*] Indication(s) from [*], ZKC shall have a first right of negotiation for an exclusive license to the Licensed Product in the Territory for any or all of such Other [*] Indication(s) solely in accordance with the process described in this Section 4.2. In connection with each of the Other [*] Indications for which Corixa completes such [*], Corixa shall notify ZKC promptly after it [*] related to such Other [*] Indication and shall provide ZKC with a summary of relevant data available to Corixa with respect to such Other [*] Indication. ZKC shall have one opportunity to exercise its right of first negotiation in connection with such Other [*] Indication by providing Corixa an [*] regarding the Licensed Product related to such Other [*] Indication within [*] days of receipt of such notice from Corixa. Thereafter, Corixa and ZKC shall have [*] days from Corixa's receipt of such [*] an agreement covering a license for such Other [*] Indication. The terms of any such license shall be [*], and shall reflect the [*]. In the event ZKC does not provide such [*] within such [*] day period, Corixa shall be free to seek a Third Party partner in the Territory for the Other [*] Indication, provided, however, any agreement between Corixa and a Third Party partner in the Territory for an Other [*] Indication shall [*].

5.   PAYMENTS.

     ZKC shall make the following payments to Corixa under this Agreement in U.S. Dollars by wire transfer of immediately available funds:


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     5.1 Research and Development Funding. Research and development funding payments in the following amounts on the dates set forth below:

                  PAYMENT DATE                 PAYMENT
                                             AMOUNT (US$)
                  ------------               ------------
      [*]                                           [*]

      [*]                                           [*]

      [*]                                           [*]

      [*]                                           [*]

      [*]                                           [*]

      [*]                                           [*]

      [*]                                           [*]

      [*]                                           [*]

      [*]                                           [*]

      [*]                                           [*]

      [*]                                           [*]

      [*]                                           [*]


     The payment amounts set forth above shall be guaranteed, non-refundable and non-creditable and shall be paid directly to Corixa, provided, however, (1) in the event that Corixa has not [*], ZKC's obligation to make the payment due under Section 5.1 on [*] shall be [*] (2) in the event ZKC elects to terminate this Agreement pursuant to Section 18.3 hereof, ZKC shall [*], provided, however, that in the event such termination occurs after [*] due to [*], ZKC shall [*] and (3) if ZKC shall elect to terminate this Agreement pursuant to
Section 18.4 hereof, ZKC shall (i) in the event such termination occurs pursuant to Section 18.4(i), immediately [*] and (ii) in the event such termination occurs pursuant to Section 18.4(ii), immediately [*]. In any of the aforementioned instances, ZKC shall not be required to pay any amount that is due on a date after the termination notice is dispatched under this Section 5.1.

     5.2 License Fees.

     (a) On September 16, 1999, ZKC shall pay to Corixa a licensing fee of [*].

     (b) Beginning on [*], and on each [*] thereafter during the term of this Agreement until Commercial Launch of the Licensed Product in the Territory, ZKC shall pay Corixa a


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license maintenance fee equal to [*]. Subsequent to Commercial Launch of the
Licensed Product in the Territory, ZKC shall pay Corixa a minimum royalty equal to [*] on each [*] thereafter, provided, however, that Corixa shall, [*]. For purposes of clarification, in the event Commercial Launch occurs during the [*] period following a payment made hereunder, the portion of that payment that represents the pro rata portion of such [*] period that follows Commercial Launch shall be [*]

     5.3 Milestone Payments. In addition to the amounts payable pursuant to Sections 5.1 and 5.2 above, ZKC also agrees to pay Corixa the following milestone payments, to be made via wire transfer of immediately available funds, within [*] days following (i) in the event such milestone is achieved [*], ZKC's receipt of a written notice [*] and (ii) in the event such milestone is achieved [*], achievement of such milestone:

                        [*] MILESTONES                             PAYMENT (US$)
                        --------------                             -------------
    (i)    [*]the Licensed Product in the Licensed Field                [*]
           [*].

    (ii)   [*] for the Licensed Product in the Licensed                 [*]
           Field.

    (iii)  [*] the Licensed Product in the Licensed Field.              [*]

    (iv)   [*] the Licensed Product in the Licensed Field.              [*]

    (v)    [*] the Licensed Product in the Licensed Field.              [*]

    (vi)   [*] the Licensed Product in the Licensed Field.              [*]


                        [*] MILESTONES                             PAYMENT (US$)
                        --------------                             -------------
    (i)    [*] Licensed Product in the Licensed Field [*]               [*]

    (ii)   [*] Licensed Product in the Licensed Field [*]               [*]

    (iii)  [*] Licensed Product in the Licensed Field [*]               [*]


6.   LICENSE AND ROYALTY PAYMENTS.

     6.1 Royalties for Licensed Product.

         Royalties on annual Net Sales of Licensed Product in the Territory shall be paid to Corixa by ZKC as follows:

                                     [*]                                ROYALTY
                                     ---                                -------
              [*]                                                         [*]

              [*]                                                         [*]

              [*]                                                         [*]

              [*]                                                         [*]


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          The royalty rates under Section 6.1 are [*]

     6.2 Royalty Term. Subject to Section 6.5 of this Agreement, Royalties shall be earned and paid to Corixa until [*]. No royalties shall be payable on [*] or [*], provided that such [*].

     6.3 Currency. All amounts payable to Corixa under this Agreement shall be payable in United States Dollars by wire transfer of immediately available funds to a bank account designated by Corixa in accordance with Section 7.1. Net Sales during a month shall be translated on a monthly basis from Japanese Yen to U.S. Dollars by using [*].

     6.4 Currency Transfer Restrictions. If payment or transfer of funds out of the Territory shall be prohibited by law or regulation, the parties hereto shall confer regarding the terms and conditions on which the Licensed Product shall be sold in the Territory, including the possibility of payment of royalties to Corixa in local currency to a bank account in the Territory or the renegotiation of royalties for such sales, and in the absence of any other agreement by the parties, such funds payable to Corixa shall be deposited in whatever currency is allowable by ZKC in an accredited bank in that country that is acceptable to Corixa.

     6.5 Royalty Payments Upon Termination. Notwithstanding anything contained herein to the contrary, if this Agreement is terminated in accordance with
Section 18, ZKC shall pay to Corixa all amounts payable pursuant to this Section 6 prior to the date on which such termination shall become effective, and shall also pay Corixa royalty amounts earned thereafter as a result of sales of residual inventory of the Licensed Product.

     6.6 Withholding Tax. All payments made by ZKC under this Agreement shall be made to Corixa with the deduction of withholding tax (if any) imposed upon such payment. If requested by Corixa, ZKC shall cooperate with Corixa regarding [*].

7.   REPORTS, PAYMENTS AND ACCOUNTING.

     7.1  Payments and Reports.

          (a) ZKC agrees to make written reports (in a format, if any, reasonably specified by Corixa), and the payments set forth in Section 6 to Corixa within [*] days after the close of each calendar quarter during the term of this Agreement. These reports shall show for such calendar quarter sales by ZKC, its Affiliates and sublicensees of Licensed Product, details of the [*]. Concurrently with the making of each such report, ZKC shall make payment to Corixa of (i) amounts payable under Section 6 for the period covered by such report and (ii) all other amounts accrued under this Agreement which have not been previously reimbursed as required, unless otherwise provided hereunder. [*].

          (b) Corixa agrees to submit a [*] account to ZKC within [*] days after the close of each calendar quarter for any costs or expenses incurred during such calendar quarter related to patents and other expenses agreed to be paid or reimbursed by ZKC. The costs and expenses of patent filings shall be as set forth in Section 11.


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     7.2 Termination Report. ZKC also agrees to make a written report (in a format, if any, reasonably specified by Corixa) within [*] days after the date on which ZKC, its Affiliates or sublicensees sell the last Licensed Product stating in such report the same information required for quarterly reports provided under Section 7.1 hereof.

     7.3 Accounting. ZKC agrees to keep clear, accurate and complete records, all in a format, if any, reasonably specified by Corixa, for a period of at least [*] (or such longer period as may correspond to ZKC's internal records retention policy) for each reporting period in which sales of Licensed Product occur showing the manufacturing, if any, sales, use and other disposition thereof in sufficient detail to determine amounts payable pursuant to Section 6 hereof. ZKC further agrees to permit its books and records to be examined from time to time (but not more than once a year) by an independent accounting firm selected and paid by Corixa and reasonably satisfactory to ZKC. Such examination shall occur only on reasonable notice during regular business hours during the term of this Agreement and for [*] thereafter, provided, however, that such examination shall not (i) be of records for more than the prior [*], (ii) take place more often than once a year and (iii) cover any records which date prior to the date of the last examination, and provided further that such accountants shall report to Corixa only as to the accuracy of the royalty statements and payments. Copies of such reports shall be supplied to ZKC. In the event the report demonstrates that ZKC has underpaid Corixa, ZKC shall pay the amount of such underpayment immediately upon request of Corixa and to the extent such underpayment is more than [*] of the royalty payments otherwise due for the audited period, ZKC shall reimburse Corixa for the expense of the audit.

     7.4 Confidentiality of Reports. Each party agrees that the information set forth in (i) the reports required by Sections 7.1 and 7.2 and (ii) the records subject to examination under Section 7.3, shall be subject to Section 12 hereof and maintained in confidence by the receiving party and any independent accounting firm selected by such party, shall not be used by such party or such accounting firm for any purpose other than verification of the performance by the other party of its obligations hereunder, and shall not be disclosed by the receiving party or such accounting firm to any other person except for purposes of enforcing this Agreement.

8.   COMMERCIAL DEVELOPMENT.

     8.1 Diligence by ZKC. ZKC will use [*] development program, and will use at least the same level of diligence as ZKC currently uses or in the past has used with respect to its own commercially successful products on which ZKC places or has placed a priority, [*]. ZKC shall also use its commercially reasonable efforts consistent with industry standards in the Territory to [*].

     8.2 Diligence by Corixa. Corixa undertakes to use [*] the Development and Commercialization Program, and will use at least the same level of diligence as Corixa currently uses or in the past has used with respect to its own commercially successful products on which Corixa has placed a priority.


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9.   SUPPLY; DISTRIBUTION OF SAMPLE PRODUCT.

     9.1 Corixa shall provide ZKC with Licensed Product pursuant to the terms and conditions of a Supply Agreement in the form attached hereto as Exhibit E (the "Supply Agreement") and in compliance with all applicable foreign, federal, state or local laws and regulations. ZKC shall use all materials provided to ZKC by Corixa hereunder or under the Supply Agreement in compliance with all applicable foreign, federal, state or local laws and regulations.

     9.2 ZKC may only transfer Licensed Product to a Third Party in the Territory [*], as applicable, and according to the following.

     (a) Prior to Commercial Launch, ZKC may request that Corixa transfer [*] in connection with the performance of the Development and Commercialization Program. In the event that the Development Steering Committee determines that such transfer is [*]. ZKC shall present such [*]. In the event that such [*]. ZKC shall thereafter [*]. Corixa shall cooperate with ZKC [*]; provided, however, that Corixa shall have the [*].

     (b) Prior to Commercial Launch, ZKC may transfer Licensed Product [*] reasonable amounts.

     (c) Following [*] commercial sales in the Territory, ZKC may transfer reasonable amounts [*]

10.  INVENTIONS.

     Inventions, discoveries and technology(ies) related to the Licensed Product that arise from the performance of the Development and Commercialization Program and that are made by Corixa [*] shall be owned by Corixa. Inventions, discoveries and technology(ies) which are made jointly by [*] shall be jointly owned by Corixa and ZKC and treated as joint inventions (collectively, "Joint Inventions"). Inventions, discoveries and technology(ies) which arise from the performance of the Development and Commercialization Program and that are made by [*], shall be owned by ZKC (collectively, "ZKC Inventions"). Except as otherwise set forth in this Agreement, [*].

11.  PATENTS; PROSECUTION AND LITIGATION.

     11.1 Corixa shall have the [*] to prosecute and maintain all Corixa Patents and Joint Patents as provided in this Section 11 and shall do so in a timely manner. Corixa shall disclose [*] to ZKC the complete texts of all Corixa Patents and Joint Patents as well as all information received concerning the institution or possible institution of any [*] involving any patent licensed herein. Corixa agrees to keep ZKC [*] informed of the course of patent prosecution or other proceedings including by providing ZKC with copies of [*] submitted to or received from patent offices. ZKC shall have the right to review all such [*] and make recommendations to Corixa concerning them and their conduct in the Territory. ZKC shall hold all information disclosed to it under this Section 11 as confidential information under Section 12. ZKC shall reimburse


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Corixa for all [*] costs for the filing, prosecution and maintenance of the
Corixa Patents and Joint Patents in the Licensed Field in the Territory that [*] and [*] costs for the filing, prosecution and maintenance of the Corixa Patents and Joint Patents in the Licensed Field incurred by Corixa during the term of this Agreement in the Territory that [*]. The amount payable by ZKC on the Effective Date for such prior costs shall be [*]. All expenses to be paid or reimbursed by ZKC pursuant to this Section shall be obligations that are separate and apart from other payment obligations described in this Agreement and shall be invoiced and paid separately. In the event Corixa [*]), Corixa shall [*]. In addition, in the event Corixa [*], Corixa shall [*].

     11.2 In the event Corixa finally abandons any patent or any part of a patent (including Corixa Patents) covered by this Agreement, it shall notify ZKC and ZKC shall have the right [*] to assume all rights to any such patent or part thereof in the Territory, provided, however, ZKC's rights under this Section
11.2 shall in all respects be subject to [*] of such abandoned patent or part of a patent.

     11.3 In the event of the initiation of any suit by a Third Party against Corixa Corporation, Zenyaku Kogyo Co., Ltd. or any Affiliate of either for patent infringement with respect to Corixa Patents, Joint Patents or ZKC Patents in the License Field and involving the manufacture, use, sale, distribution or marketing of the Licensed Product in the License Field in the Territory, the party sued shall promptly notify the other party in writing. Corixa [*]with respect to the Corixa Patents, or ZKC with respect to the ZKC Patents, that are the subject of such suit, shall [*] defend such suit at its own expense. ZKC shall assist and cooperate with Corixa [*], and Corixa [*], as applicable, shall assist and cooperate with ZKC, as applicable, in any such litigation at Corixa's [*], or ZKC's request and expense, as applicable. Neither Corixa [*] may enter into any settlement with respect to such suit without ZKC's written consent, [*] and ZKC shall not enter into any settlement with respect to such suit without Corixa's [*] consent, [*].

     11.4 (a) In the event that Corixa or ZKC becomes aware of actual or threatened infringement of a patent covered by this Agreement with respect to the Licensed Product in the Licensed Field in the Territory, that party shall promptly notify the other party in writing. In connection with any such actual or threatened infringement in the Territory, Corixa [*] with respect to the Corixa Patents or the Joint Patents, or ZKC with respect to the ZKC Patents, that are the subject of such actual or threatened infringement shall have [*] bring an infringement action against any alleged infringer [*]. The party conducting such action shall have full control over its conduct, provided that it may not enter into any settlement related to infringement in the Territory without ZKC's written consent [*]. ZKC shall assist and cooperate with Corixa [*], in any such action at Corixa's [*]. In the event that ZKC [*] with respect to the ZKC Patents that are the subject of such actual or threatened infringement bring an infringement action against any alleged infringer, Corixa shall assist and cooperate with ZKC [*], as applicable, in any such action at ZKC's [*]. The party conducting such action shall have full control over its conduct, provided that it may not enter into any settlement related to infringement in the Territory without Corixa's prior written consent, [*].


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          (b) In the event that Corixa or ZKC becomes aware of actual or threatened infringement of a patent covered by this Agreement with respect to the Licensed Product in the Licensed Field outside the Territory, that party shall promptly notify the other party in writing. In connection with any such actual or threatened infringement outside the Territory, ZKC [*] with respect to the ZKC Patents, that are the subject of such actual or threatened infringement shall [*] bring an infringement action against any alleged infringer [*]. The party conducting such action shall have full control over its conduct, provided that it may not enter into any settlement related to infringement in the Territory without Corixa's written consent [*]. Corixa shall assist and cooperate with ZKC [*], in any such action at ZKC's [*]. Notwithstanding the foregoing, in the event such actual or threatened infringement of any ZKC Patent(s) is [*] bring an infringement action against the alleged infringer [*]. [*] shall have full control over conduct of such action, provided that it may not enter into any settlement related to such infringement without ZKC's written consent, [*]. ZKC shall assist and cooperate with [*], in any such action at [*].

     11.5 Any recovery by Corixa [*] with respect to the Corixa Patents or the Joint Patents that are the subject of an action pursuant to Section 11.3 or
Section 11.4, in an amount in excess of expenses and related to an action involving activities in the Territory shall be [*], provided, however, that in the event [*], and provided further that any recovery by ZKC with respect to the ZKC Patents that are the subject of an action pursuant to Section 11.3 or
Section 11.4, in an amount in excess of expenses and related to an action involving activities in the Territory shall be [*], provided, however, that in the event [*].

     11.6 The parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement thereof concerning the Licensed Product.

     11.7 TO THE EXTENT PERMITTED BY APPLICABLE LAW, CORIXA MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY SET FORTH IN SECTION 17 BELOW, WITH RESPECT TO THE CORIXA PATENTS, THE JOINT PATENTS OR CORIXA KNOW-HOW AND THE LICENSED PRODUCT RELATED THERETO, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NONINFRINGEMENT, PATENTABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     11.8 ZKC MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY SET FORTH IN SECTION 17 BELOW.

12.  CONFIDENTIALITY; PUBLICITY; PUBLICATIONS.

     12.1 Disclosure of Inventions. During the term of this Agreement, Corixa shall promptly disclose, and shall [*] disclose, to ZKC and/or supply ZKC in a timely fashion with all [*], all [*] and all [*] filed and/or controlled by Corixa [*] and all inventions controlled by Corixa [*] related to the Licensed Product in the Licensed Field arising from the performance of the Development and Commercialization Program. During the term of this Agreement, ZKC shall [*] disclose to Corixa and/or supply Corixa in a timely fashion with all [*] owned or


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                                      -14-
controlled by ZKC related to the Licensed Product in the Licensed Field, all [*] and all [*] filed and/or controlled by ZKC in the Territory, and all inventions controlled by ZKC related to the Licensed Product in the Licensed Field arising from the performance of Development and Commercialization Program. In addition, each party shall provide the other party with all information [*] Development and Commercialization Program. All such reports shall comply with all applicable requirements of appropriate regulatory agencies in any country which is or is anticipated to be a significant market for such Licensed Product.

     12.2 Adverse Drug Events. The parties recognize that each may be required to submit information and file reports to various governmental agencies on compounds under clinical investigation, compounds proposed for marketing, or marketed drugs. In this regard, information must be submitted at the time of initial filing for investigational use in humans and at the time of a request for market approval of a new drug. In addition, supplemental information must be provided on compounds at periodic intervals and adverse drug experiences must be reported at more frequent intervals depending on the severity of the experience. Consequently, each party agrees to:

     (a) provide to the other party for initial and/or periodic submission to government agencies significant information on the Licensed Product from preclinical laboratory, animal toxicology and pharmacology studies, as well as adverse drug experience reports from clinical trials and commercial experiences with the Licensed Product;

     (b) in connection with investigational use of the Licensed Product, report to the other party within five (5) business days of the initial receipt of a report of any unexpected Grade 3 or 4 adverse event or serious adverse event with the Licensed Product or concurrently with the reporting of such experience to a regulatory agency, if sooner than five (5) business days, or sooner if required for any party to comply with regulatory requirements; and

     (c) in connection with commercial use of the Licensed Product, report to the other party within five (5) business days of the initial receipt of a report of any adverse experience with the Licensed Product that is serious and unexpected or sooner if required for any party to comply with regulatory requirements. Serious adverse experiences mean any experience that suggests a significant hazard, contraindication side-effect or precaution, or any experience that is fatal or life-threatening, is permanently disabling, requires or prolongs inpatient hospitalization, or is a congenital anomaly, cancer or overdose. An unexpected adverse experience is one not identified in nature, specificity, severity or frequency in the current investigator brochure or the United States labeling for the Licensed Product. Each party also agrees that if it contracts with a third party for research to be performed by such third party on the Licensed Product, that party agrees to require such third party to report to the contracting party the information set forth in subparagraphs (a), (b) and
(c) above, and such contracting party shall provide this information to the other party.

     12.3 Confidential Information. During the term of this Agreement and for five (5) years thereafter, irrespective of any termination earlier than the expiration of the term of this Agreement, Corixa and ZKC shall not use or reveal or disclose to any Third Party any


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                                      -15-
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proprietary or confidential information received from the other party or otherwise developed by either party in the performance of activities in furtherance of this Agreement that by its nature or content, or the context of disclosure, might reasonably be expected to be confidential ("Confidential Information"), without first obtaining the written consent of the disclosing party, except as may be otherwise provided herein, or as may be required for purposes of investigating, developing, manufacturing, selling or marketing the Licensed Product or for securing essential or desirable authorizations, privileges or rights from governmental agencies, or is required to be disclosed to a governmental agency, or is necessary to file or prosecute patent applications concerning the Licensed Product or to carry out any litigation concerning the Licensed Product or is otherwise required by applicable law and/or regulations. This confidentiality obligation shall not apply to such Confidential Information which is or becomes a matter of public knowledge, or is already in the possession of the receiving party, or is disclosed to the receiving party by a Third Party having the right to do so, or is subsequently and independently developed by employees of the receiving party or Affiliates thereof who had no knowledge of the confidential information disclosed. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

     12.4 Permitted Disclosures. Nothing herein shall be construed as preventing ZKC from disclosing any information received from Corixa to any ZKC Affiliate, or sublicensee or distributor of ZKC, provided such Affiliate is bound by similar confidentiality obligations and such sublicensee or distributor has undertaken in writing a similar obligation of confidentiality with respect to the confidential information, with Corixa stated as a third-party beneficiary thereof. In addition, notwithstanding anything herein to the contrary, Corixa shall have the right to disclose [*].

     12.5 Bankruptcy Procedures. All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of or any other similar insolvency event with respect to such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that confidential information received from the other party under this Agreement remains the property of the other party and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to insure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.


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     12.6 Publicity.

     (a) The parties to this Agreement may disclose the nature and general terms of the Agreement in a press release following signature after due consultation with the other party. The wording of any press release must be agreed by both parties in advance of its release; provided that such agreement is not unreasonably withheld by either party. Notwithstanding the foregoing, each party shall have the right to issue press releases immediately and without prior consent of the other that disclose any information required by the rules and regulations of the Securities and Exchange Commission or similar federal, state or foreign authorities, as determined in good faith by the disclosing party.

     (b) Neither party shall publish or provide public disclosure of information or inventions arising from the performance of the Development and Commercialization Program (a "Dissemination") without at least [*] days prior written notice of such planned publication or disclosure sent to the other party. In the event any such Dissemination is determined by the other party to be detrimental to its intellectual property position, the disseminating party shall delay such publication for a period sufficient, but in no event greater than an additional [*] days, to allow the other party to take the steps necessary to protect such intellectual property, including the filing of any patent applications and/or deletion of the other party's confidential information. Notwithstanding the foregoing, Corixa shall have the right to disclose information immediately and without prior consent of ZKC if such disclosure is required by the rules and regulations of the Securities and Exchange Commission or similar federal or state authority, as determined in good faith by Corixa, and ZKC shall have the right to disclose information immediately and without prior consent of Corixa if such disclosure is required by the rules and regulations of regulatory authorities in Japan, as determined in good faith by ZKC.

13.  GOVERNING LAW; ARBITRATION.

     This Agreement shall be governed by the laws of the State of Washington, without regard to conflicts of law principles. Prior to engaging in any formal dispute resolution with respect to any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity thereof (each, a "Dispute"), the most senior executive officer having the right to represent the respective parties shall attempt for a period of not less than sixty (60) days to resolve such Dispute. Any Dispute that cannot be settled amicably by agreement of the parties pursuant to the preceding sentence, shall be finally settled by arbitration in accordance with the arbitration rules of the American Arbitration Association ("AAA"), then in force, by one or more arbitrators appointed in accordance with said rules, provided that the appointed arbitrators shall have appropriate experience in the biopharmaceutical industry. The language of the arbitration shall be in English, and the place of arbitration shall be [*]. The award rendered shall be final and binding upon both parties. The judgment rendered by the arbitrator(s) shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for any expert and other witnesses. The arbitrators in such proceeding may expressly consider the amounts paid or payable pursuant to this Agreement in considering any claim of damages. Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute


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as necessary to protect either party's name, proprietary information, trade secrets, know-how or any other proprietary rights. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

14.  MISCELLANEOUS.

     14.1 Trademarks. Corixa shall be responsible for the selection, registration and maintenance of all trademarks which are employed in connection with the Licensed Product in the Territory and Corixa shall own and/or control any such trademarks and shall use commercially reasonable efforts to ensure that such trademarks and use thereof by ZKC in the Territory does not infringe any rights of Third Parties, provided that prior to selection of such trademarks, Corixa shall provide ZKC an opportunity to review and comment on any such trademark together with the results of Corixa's non-infringement searches and analysis related to such trademark and Corixa shall, in good faith and a commercially reasonable manner, take ZKC's comments into consideration in Corixa's selection of such trademarks.

     14.2 Force Majeure. If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

     14.3 Severability.

          (a) In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

          (b) If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

     14.4 Entire Agreement. This Agreement and all Exhibits hereto, entered into as of the date first written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings except that the Confidential Information and Non Disclosure Agreement dated as of January 18, 1998, as amended December 18, 1998, shall remain in full force and effect. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may mutually amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

15.  NOTICES.

     15.1 Any notice required or permitted under this Agreement shall be deemed given if delivered (i) personally, (ii) by facsimile transmission (receipt verified), (iii) by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by express courier service (receipt verified), to the following addresses of the parties:

           IF TO CORIXA:

           Corixa Corporation
           1124 Columbia Street, Suite 200
           Seattle, WA  98104-2040
           Attention: Chief Operating Officer
           with a copy to Director of Legal Affairs
           Telephone: (206) 754-5711
           Facsimile: (206) 754-5994

           WITH A COPY TO:

           Venture Law Group
           4750 Carillon Point
           Kirkland, Washington 98033
           Attention: William W. Ericson
           Telephone: (425) 739-8700
           Facsimile: (425) 739-8750

           IF TO ZKC:
           Zenyaku Kogyo Co., Ltd.
           6-15 Otsuka, 5-Chome
           Bunkyo-Ku, Tokyo 112-8650 Japan
           Attention: Product Development Department
           Telephone: 813-3946-1113
           Facsimile:  813-3947-0520

     15.2 Any notice required or permitted to be given pursuant to this Agreement shall be effective upon receipt by Corixa or ZKC, as the case may be.

16.  ASSIGNMENT.

     Neither this Agreement nor any interest hereunder shall be assignable by either party without the written consent of the other, provided, however, that either party may assign this Agreement and all patents related to this Agreement to any of such party's Affiliates or to any corporation or other entity with which such party may merge or consolidate, and/or to any corporation or other entity to which such party may transfer all or substantially all of such party's assets, without obtaining the consent of other party. Transfer in contravention of this Section 16 shall be considered a material breach of this Agreement pursuant to Section 18.5 below. Subject to other provisions of this Section 16, all rights and obligations under this Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Any assignment in violation of the foregoing shall be null and void.

17.  WARRANTIES, REPRESENTATIONS AND COVENANTS.

     17.1 Each party warrants that it has the right to enter into this Agreement, and that this Agreement is a legal and valid obligation binding upon such party and enforceable in accordance with its terms.

     17.2 Based on [*], Corixa warrants that [*] (i) Corixa Patents [*], (ii) Corixa [*] terms and conditions of this Agreement [*], (iii) no [*], (iv) the Licensed Product, [*] and (v) there are [*].

     17.3 ZKC acknowledges that the licenses granted to ZKC herein [*]. Notwithstanding anything herein to the contrary, the foregoing covenant shall not be deemed to have the effect of limiting Corixa's representation and warranty set forth in Section 17.2.

     17.4 LIMITED LIABILITY.

     IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES SUFFERED BY THE OTHER PARTY ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

18.  TERM AND TERMINATION.

     18.1 This Agreement may not be terminated by either party except in accordance with this Section 18.

     18.2 Unless otherwise terminated, this Agreement shall expire upon the later of (i) the [*] anniversary of the Effective Date and (ii) the expiration, lapse or invalidation of the last to expire of the Corixa Patents and the Joint Patents in the Territory. [*].

     18.3 If on the later of the [*] anniversary of the Effective Date and the date that is [*]after the date Corixa delivers to ZKC the data analysis of Corixa's US Phase II clinical study, both Corixa and ZKC shall have determined not to conduct a future Phase III clinical trial in respect of the Licensed Product, this Agreement may be terminated by the mutual consent of the parties, in which event without further action on the part of either party, (i) all rights and licenses granted to ZKC pursuant to this Agreement with respect to the Licensed Product, including, without limitation, rights and licenses granted to ZKC to all Corixa Patents, Joint Patents and Corixa Know-How, shall revert to Corixa and ZKC shall retain no license rights therein, (ii) Corixa shall have an [*], under all of [*] rights, title and interest in the [*] and, [*], all [*] related to the Licensed Products in the Licensed Field to the extent that [*],
(iii) subject to Corixa's [*], Corixa shall have an [*], under all of [*] Patents to the extent that [*], and (iv) each party shall [*]not covered by the [*]except as provided for by applicable law, provided that the parties agree to [*]. In the event either party wants to [*], the parties agree to negotiate [*]. In addition, ZKC hereby agrees that in the event of any such termination, unless Corixa shall otherwise [*] or ZKC


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shall obtain any right to the Licensed Products, ZKC will (a) [*] and (b) [*]
pursuant to this Section 18.3. Following termination pursuant to this Section 18.3, Corixa shall be responsible for any and all [*] pursuant to this Section 18.3.

     18.4 ZKC may terminate this Agreement at its option, [*], by providing written notice at any time (i) during the [*] following the [*] anniversary of the Effective Date and (ii) during the [*] period that ends [*] following the [*] anniversary of the Effective Date, solely in the event that ZKC determines in good faith for bona fide scientific or clinical reasons, not to proceed with development of the Licensed Product. In addition, ZKC may terminate this Agreement at its option, [*] upon [*] prior written notice at any time after Commercial Launch of the Licensed Product in the Territory, in the event (x) ZKC determines [*] the unprofitability of the Licensed Product in the Territory during a period of [*] or (y) ZKC receives a governmental order to stop selling Licensed Product. In the event ZKC terminates this Agreement pursuant to this
Section 18.4, then (i) all rights and licenses granted to ZKC pursuant to this Agreement with respect to the Licensed Product, including, without limitation, rights and licenses granted to ZKC to all Corixa Patents, Joint Patents and Corixa Know-How, shall revert to Corixa and ZKC shall retain no license rights therein, (ii) Corixa shall have an [*], under all of [*] rights, title and interest in the [*] and, [*], all [*] related to the Licensed Products in the Licensed Field to the extent that [*], and [*], (iii) subject to Corixa's payment of all [*], Corixa shall have an [*], under all of [*] Patents to the extent that [*], and (iv) each party shall [*] not covered by the [*], except as provided for by applicable law, provided that the parties agree to [*]. In the event either party wants to [*], the parties agree to [*]. In addition, ZKC hereby agrees that in the event of any such termination, unless Corixa shall otherwise [*] or ZKC shall obtain any right to the Licensed Products, ZKC will
(a) [*] and (b) [*] pursuant to this Section 18.4. Following termination pursuant to this Section 18.4, Corixa shall be responsible for any and all [*] pursuant to this Section 18.4.

     18.5

     (a) If either party is in material breach of any material provision of this Agreement and if such breach is not cured within [*] days [*] after receiving written notice from the other party with respect to such breach, the non-breaching party shall have the right to terminate this Agreement by giving written notice to the party in breach. The parties agree and acknowledge that any breach by ZKC or Corixa of Section 8 shall be deemed to be a material breach of a material provision of this Agreement. ZKC shall also have the right to terminate this Agreement by giving written notice to Corixa in the event of Corixa's material breach of the Supply Agreement due to Corixa's failure to supply Materials for ZKC's clinical trials or commercial use, provided that such termination shall not be effective if Corixa has cured such material breach within the [*] day cure period provided in Section 6.2 of the Supply Agreement.

     (b) In the event ZKC terminates this Agreement pursuant to this Section
18.5 as a result of Corixa's uncured material breach, then if (x) ZKC determines to continue to use and/or sell the Licensed Products in the Territory, (i) all rights and licenses granted to ZKC pursuant to Section 4.1(a) of this Agreement with respect to the Corixa Patents shall remain in effect and ZKC shall continue to have the obligation to pay royalties in accordance with Section 5 with


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respect to Licensed Product thereafter commercialized provided, however, that the applicable royalty rate(s) set forth in Section 5 shall thereafter be [*],
(ii) all rights and licenses granted to ZKC pursuant to Section 4.1(a) of this Agreement with respect to the Joint Patents shall remain in effect, provided, however, that solely to the extent that any Licensed Products that are thereafter commercialized are covered by [*], the sale of such Licensed Products shall be [*] (iii) subject to maintenance on their terms and conditions of all [*], all rights and licenses granted to Corixa pursuant to Section 4.1(b) shall revert to ZKC and (iv) each party shall [*] not covered by the [*], except as provided for by applicable law, provided that the parties agree to [*] and, (y) ZKC determines not to continue to use or sell the Licensed Products in the Territory, (i) ZKC shall be [*], (ii) all rights and licenses granted to ZKC pursuant to this Agreement with respect to the Licensed Product, including, without limitation, rights and licenses granted to ZKC to all Corixa Patents, Joint Patents and Corixa Know-How, shall revert to Corixa and ZKC shall retain no license rights therein, (iii) subject to maintenance on their terms and conditions of all [*], all rights and licenses granted to Corixa pursuant to
Section 4.1(b) shall revert to ZKC and (iv) each party shall [*] not covered by the [*], except as provided for by applicable law, provided that the parties agree to [*]. In the event either party wants to [*], the parties agree to [*].

     (c) In the event Corixa terminates this Agreement pursuant to this Section
18.5 as a result of ZKC's uncured material breach, then (i) all rights and licenses granted to ZKC pursuant to this Agreement with respect to the Licensed Product, including, without limitation, rights and licenses granted to ZKC to all Corixa Patents, Joint Patents and Corixa Know-How, shall revert to Corixa and ZKC shall retain no license rights therein, (ii) Corixa shall have an [*], under all of [*] rights, title and interest in the [*] and, [*], all [*] related to the Licensed Products in the Licensed Field to the extent that [*], and [*],
(iii) subject to Corixa's [*], Corixa shall have an [*], under all of [*] to the extent that [*], and (iv) each party shall [*] not covered by the [*], except as provided for by applicable law, provided that the parties agree to [*]. In the event either party wants to [*], the parties agree to [*]. In addition, ZKC hereby agrees that in the event of any such termination, unless Corixa shall otherwise [*] or ZKC shall obtain any right to the Licensed Products, ZKC will
(a) [*] and (b) [*] pursuant to this Section 18.5. Following termination pursuant to this Section 18.5, Corixa shall be responsible for any and all [*] pursuant to this Section 18.5.

     18.6

     (a) Either party may terminate this Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of the United States or of any individual state or foreign country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver of trustee of the party or of its assets or for any other similar proceedings, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any of such insolvency proceeding, and such petition shall not be dismissed with [*] days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors, or if the other party's license, registration, approval or the like granted by any official or governmental agency is rescinded, canceled or suspended.


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     (b) In the event ZKC terminates this Agreement pursuant to this Section
18.6, then, subject to all bankruptcy laws and regulations applicable to licensing arrangements, then if (x) ZKC determines to continue to use and/or sell the Licensed Products in the Territory, (i) all rights and licenses granted to ZKC pursuant to Section 4.1(a) of this Agreement with respect to the Corixa Patents shall remain in effect and ZKC shall continue to have the obligation to pay royalties in accordance with Section 5 with respect to Licensed Product thereafter commercialized provided, however, that the applicable royalty rate(s) set forth in Section 5 shall thereafter be [*], (ii) all rights and licenses granted to ZKC pursuant to Section 4.1(a) of this Agreement with respect to the Joint Patents shall remain in effect, provided, however, that solely to the extent that any Licensed Products that are thereafter commercialized are covered [*], the sale of such Licensed Products shall be [*] (iii) subject to maintenance on their terms and conditions of all [*], all rights and licenses granted to Corixa pursuant to Section 4.1(b) shall revert to ZKC, and (iv) each party shall [*]not covered by the [*], except as provided for by applicable law, provided that the parties agree to [*] and, (y) ZKC determines not to continue to use or sell the Licensed Products in the Territory, (i) ZKC shall be [*],
(ii) all rights and licenses granted to ZKC pursuant to this Agreement with respect to the Licensed Product, including, without limitation, rights and licenses granted to ZKC to all Corixa Patents, Joint Patents and Corixa Know-How, shall revert to Corixa and ZKC shall retain no license rights therein,
(iii) subject to maintenance on their terms and conditions of all [*], all rights and licenses granted to Corixa pursuant to Section 4.1(b) shall revert to ZKC, and (iv) each party shall [*] not covered by the [*], except as provided for by applicable law, provided that the parties agree to [*]. In the event either party wants to [*], the parties agree to [*].

     (c) In the event Corixa terminates this Agreement pursuant to this Section
18.6 then, subject to all bankruptcy laws and regulations applicable to licensing arrangements, then (i) all rights and licenses granted to ZKC pursuant to this Agreement with respect to the Licensed Product, including, without limitation, rights and licenses granted to ZKC to all Corixa Patents, Joint Patents and Corixa Know-How, shall revert to Corixa and ZKC shall retain no license rights therein, (ii) Corixa shall have an [*], under all of [*] rights, title and interest in [*], all [*] related to the Licensed Products in the Licensed Field to the extent that [*], and [*], (iii) subject to Corixa's [*], Corixa shall have an [*], under all of [*] to the extent that [*], and [*], and
(iv) each party shall [*] not covered by [*], except as provided for by applicable law, provided that the parties agree to [*]. In the event either party wants to [*], the parties agree to [*]. In addition, ZKC hereby agrees that in the event of any such termination, unless Corixa shall otherwise [*] or ZKC shall obtain any right to the Licensed Products, ZKC will (a) [*] and (b) [*] pursuant to this Section 18.6. Following termination pursuant to this
Section 18.6, Corixa shall be responsible for any and all [*] pursuant to this
Section 18.6.

     18.7 The termination of this Agreement pursuant to Section 18.5 or 18.6 does not release the Indemnifying Party (as defined in Section 20.2) from any obligation of indemnity under Section 20.1.


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19.  RIGHTS AND DUTIES UPON TERMINATION.

     19.1 Upon termination of this Agreement, Corixa shall have the right to retain any sums already paid by ZKC hereunder, and ZKC shall pay all sums accrued hereunder which are due as of the date of termination. For the avoidance of doubt, as of the date of termination ZKC shall not be liable for any sums that would have been due and payable under this Agreement after the date of termination, except for those provided under this Agreement.

     19.2 Upon termination of this Agreement, ZKC shall notify Corixa of the amount of Licensed Product ZKC and its Affiliates, sublicensees and distributors then have on hand, the sale of which would be subject to royalty, and ZKC and its Affiliates, sublicensees and distributors shall thereupon be permitted at Corixa's sole discretion, the right to sell that amount of Licensed Product, provided that ZKC shall pay to Corixa the amounts payable thereon at the time herein provided for.

     19.3 Expiration or early termination of this Agreement shall not relieve either party of its obligations incurred prior to such expiration or early termination. In addition, Sections 1, 7, 11.3, 11.5 through 11.8, 12.3 through 12.6, 14 through 16, 17.4, 18.3, 18.4, 19 and 20, shall survive any expiration or early termination of this Agreement.

20.  INDEMNIFICATION.

     20.1 Subject to Section 20.2 hereof, from and after the Effective Date, except as otherwise herein specifically provided, each of the parties hereto shall defend, indemnify and hold harmless the other party and its Affiliates, successors and assigns, sublicensees and their respective officers, directors, shareholders, partners and employees from and against all losses, damage, liability and expense including legal fees but excluding punitive or consequential damages (including lost profits) ("Damages") incurred thereby or caused thereto arising out of or relating to (i) any [*]; (ii) any [*]; or (iii) the [*] of the Indemnifying Party; provided, however, that this subsection (iii) shall not apply to the extent such Damages are attributable to the [*] of the Indemnified Party.

     20.2 If either ZKC or Corixa, or any Affiliate of ZKC or Corixa (in each case an "Indemnified Party"), receives any written claim which it believes is the subject of indemnity hereunder by either Corixa or ZKC, as the case may be (in each case an "Indemnifying Party"), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party; provided, however, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party other than any liabilities caused by such failure. The Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party. If the Indemnifying Party does not so assume the defense of such claim, the Indemnified Party may assume such defense with counsel of its choice at the sole expense of the Indemnifying Party. If the Indemnifying Party so assumes such defense, the


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Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party.

     20.3 The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all out-of-pocket costs of such assistance shall be borne solely by the Indemnifying Party.

     20.4 No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party, which shall not be unreasonably withheld; provided, however, that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.

                            [Signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.


CORIXA CORPORATION                      ZENYAKU KOGYO CO., LTD.


By: /s/ Mark McDade                     By:   /s/ Kazuhiro Hashimoto
   ----------------------------------      -------------------------------------
   Mark McDade                             Kazuhiro Hashimoto
   President and Chief Operating Officer   President and Representative Director



         SIGNATURE PAGE TO THE ZENYAKU DEVELOPMENT AND LICENSE AGREEMENT

                                    EXHIBIT A

                                 PATENT EXHIBIT

                                 CORIXA PATENTS

       COUNTRY           APPLICATION NO.       FILING DATE       PATENT NO.        ISSUE DATE
---------------------------------------------------------------------------------------------------
         [*]                   [*]                 [*]               [*]               [*]

         [*]                   [*]                 [*]

         [*]                   [*]                 [*]


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

                                    EXHIBIT B

                               PVAC SPECIFICATIONS

[*]


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

                                    EXHIBIT C

                    DEVELOPMENT AND COMMERCIALIZATION PROGRAM

                       PROJECT ROLES AND RESPONSIBILITIES:

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]

[*]                                                                          [*]


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

                                  EXHIBIT D

                           OTHER   [*]   INDICATIONS


     [*]


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